Exhibit 99.1
ENDO REPORTS SECOND-QUARTER 2017 FINANCIAL RESULTS

•	Second-quarter 2017 revenues of $876 million and reported $3.12 diluted (GAAP) loss per share from continuing operations

•	Second-quarter 2017 Branded Specialty Products revenues increased 16 percent to $110 million

•	Second-quarter 2017 Sterile Injectables revenues increased 27 percent to $161 million

•	Second-quarter 2017 adjusted diluted earnings per share (EPS) from continuing operations increased 8 percent to $0.93

•
Second-quarter 2017 reported (GAAP) consolidated net loss of $1,397 million, including $775 million to increase the mesh product liability accrual primarily related to the resolution of virtually all known U.S. mesh product liability claims

•	Second-quarter 2017 adjusted income from continuing operations increased 8 percent to $207 million

•	Second-quarter 2017 adjusted EBITDA increased 11 percent to $388 million

•	Company updates 2017 financial guidance to reflect the previously announced Somar divestiture, OPANA® ER withdrawal and manufacturing network restructuring

•
Company reports $725 million of impairment charges relating primarily to market and competitive factors impacting certain products, its manufacturing network restructuring, Somar divestiture and the market withdrawal of OPANA® ER

DUBLIN, August 8, 2017 -- Endo International plc (NASDAQ: ENDP) today reported second-quarter 2017 financial results, including:

•	Revenues of $876 million, a 5 percent decrease compared to second-quarter 2016 revenues of $921 million.

•	Reported net loss from continuing operations of $696 million compared to second-quarter 2016 reported net income from continuing operations of $390 million.

•	Reported diluted loss per share from continuing operations of $3.12 compared to second-quarter 2016 reported diluted earnings per share from continuing operations of $1.75.

•	Adjusted income from continuing operations of $207 million, an 8 percent increase compared to second-quarter 2016 adjusted income from continuing operations of $192 million.

•	Adjusted diluted EPS from continuing operations of $0.93, an 8 percent increase compared to second-quarter 2016 adjusted diluted EPS from continuing operations of $0.86.

•	Adjusted EBITDA of $388 million, an 11 percent increase compared to second-quarter 2016 adjusted EBITDA of $350 million.
"We are very pleased to report another solid quarter of operating performance, with impressive contributions from our core growth areas. Sterile Injectables and Branded Specialty Products continue to perform well, as each unit again achieved strong double-digit growth," said Paul Campanelli, President and CEO of Endo. This performance provides evidence of the progress we are making on the strategic priorities we outlined earlier this year.
"In addition to solid quarterly execution, we continue to make significant progress across an array of strategic initiatives, including settling mesh litigation, divesting Litha, signing a definitive agreement to divest Somar, and the restructuring of our manufacturing network. Through these actions, we continue to position Endo to compete and succeed in the future," Mr. Campanelli added.
FINANCIAL PERFORMANCE
(in thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	Change	2017	2016	Change
Total Revenues	$875,731	$920,887	(5)%	$1,913,331	$1,884,426	2%
Reported (Loss) Income from Continuing Operations	$(696,020)	$389,812	NM	$(861,443)	$301,049	NM
Reported Diluted Weighted Average Shares	223,158	222,863	—%	223,086	223,021	—%
Reported Diluted (Loss) Income per Share from Continuing Operations	$(3.12)	$1.75	NM	$(3.86)	$1.35	NM
Adjusted Income from Continuing Operations	$207,201	$192,341	8%	$482,446	$433,072	11%
Adjusted Diluted Weighted Average Shares[1]	223,785	222,863	—%	223,560	223,021	—%
Adjusted Diluted EPS from Continuing Operations	$0.93	$0.86	8%	$2.16	$1.94	11%

(1)
Diluted per share data is computed based on weighted average shares outstanding and, if there is income from continuing operations during the period, the dilutive impact of share equivalents outstanding during the period. In the case of Adjusted Diluted Weighted Average Shares, Adjusted Income from Continuing Operations is used in determining whether to include such dilutive impact.

CONSOLIDATED RESULTS
Total revenues decreased by 5 percent to $876 million in second-quarter 2017 compared to the same period in 2016 primarily due to generic competition adversely impacting the Branded Established Products portfolio. GAAP net loss from continuing operations in second-quarter 2017 was $696 million compared to GAAP net income from continuing operations of $390 million during the same period in 2016. This decrease was primarily attributable to charges associated with the Company's manufacturing network restructuring; after-tax impairment charges associated with market and competitive factors impacting certain products' revenues, the pending Somar divestiture and the market removal of OPANA® ER; and second-quarter 2016 recognition of certain net tax benefits. GAAP net loss per share from continuing operations for the second-quarter 2017 was $3.12, compared to diluted GAAP EPS from continuing operations of $1.75 in second-quarter 2016.

Adjusted income from continuing operations in second-quarter 2017 increased by 8 percent to $207 million compared to second-quarter 2016. This increase was driven primarily by improved adjusted gross margin, which resulted, in part, from strong revenue growth in Sterile Injectables and Branded Specialty Products, as well as lower operating expenses. Adjusted EPS from continuing operations in second-quarter 2017 increased 8 percent to $0.93 compared to second-quarter 2016.
U.S. GENERIC PHARMACEUTICALS
During second-quarter 2017, the U.S. Generic Pharmaceuticals segment launched neostigmine methylsulfate injection following approval of its Abbreviated New Drug Application (ANDA) by the U.S. Food and Drug Administration (FDA). The Company also received FDA approval of its ANDA for vigabatrin for oral solution and expects to launch the product in the third-quarter of 2017.
Second-quarter 2017 U.S. Generic Pharmaceuticals results include:

•
Revenues of $563 million, virtually unchanged from second-quarter 2016, as decline in the Generics Base business was substantially offset by strong growth in Sterile Injectables and New Launches and Alternative Dosages.

•	Sterile Injectables increased 27 percent compared to second-quarter 2016; this increase was driven primarily by VASOSTRICT® and ADRENALIN®.

•
The Generics Base business decreased 34 percent compared to second-quarter 2016; this decrease primarily resulted from the impact on second-quarter 2017 related to 2016 competitive events and previously announced product discontinuances.

U.S. BRANDED PHARMACEUTICALS
During second-quarter 2017, the FDA requested that Endo voluntarily withdraw OPANA® ER from the market. After careful consideration and consultation with the FDA, the Company announced it would voluntarily remove the product from the market. In an effort to minimize treatment disruption for patients and allow patients sufficient time to seek guidance from their healthcare professionals, the Company has agreed with the FDA to cease shipments to customers by September 1, 2017.
Second-quarter 2017 U.S. Branded Pharmaceuticals results include:

•
Revenues of $245 million, a 15 percent decrease compared to second-quarter 2016; this decrease was primarily attributable to generic competition adversely impacting the Company's established products portfolio, including VOLTAREN® Gel, LIDODERM® and OPANA® ER , along with the divestiture of STENDRA®.

•
Specialty Products increased 16 percent in second-quarter 2017 versus the same period in 2016, driven by strong performance from XIAFLEX®, SUPPRELIN® LA and AVEED®. Sales of XIAFLEX®, our flagship Branded product, increased 18 percent compared to second-quarter 2016; this increase was primarily attributable to strong volume growth.

INTERNATIONAL PHARMACEUTICALS
Endo's previously announced sale of its South African business, Litha Healthcare Group, to Acino Pharma AG closed on July 3, 2017. Also in July, the Company announced it had entered into a definitive agreement to sell its Mexican subsidiary, Somar, to Advent International. The transaction is expected to close in the beginning of the fourth quarter of 2017, subject to customary conditions, including the expiration or termination of any waiting periods under applicable laws.
Second-quarter 2017 International Pharmaceuticals revenues were $67 million, virtually unchanged from the same period in 2016.
2017 FINANCIAL GUIDANCE
For the full twelve months ended December 31, 2017, at current exchange rates, Endo is providing updated guidance on revenue, GAAP and adjusted diluted income (loss) per share from continuing operations and adjusted EBITDA from continuing operations, along with certain assumptions used in determining these measures, to reflect the planned divestiture of Somar, the market removal of OPANA® ER and the recently announced manufacturing network restructuring. The Company estimates:

•	Total revenues to be between $3.38 billion to $3.53 billion;

•	Reported diluted GAAP loss per share from continuing operations to be between $4.76 and $4.46;

•	Adjusted diluted EPS from continuing operations to be between $3.35 to $3.65; and

•	Adjusted EBITDA from continuing operations to be between $1.48 billion to $1.56 billion.
The Company’s 2017 non-GAAP financial guidance is based on the following assumptions:

•	Adjusted gross margin of approximately 62.5% to 63.5%;

•	Adjusted operating expenses as a percentage of revenues of approximately 22.5%;

•	Adjusted interest expense of approximately $490 million to $500 million;

•	Adjusted effective tax rate of approximately 14.0%; and

•	Adjusted diluted EPS from continuing operations assumes full-year adjusted diluted shares outstanding of approximately 224 million shares.

BALANCE SHEET, LIQUIDITY AND OTHER UPDATES
As of June 30, 2017, the Company had $617 million in unrestricted cash; debt of $8.3 billion; net debt of approximately $7.7 billion and a net debt to adjusted EBITDA ratio of 4.3.
Second-quarter 2017 cash provided by operating activities was $173 million, compared to $604 million of net cash provided by operating activities in the comparable 2016 period. The 2016 period benefited from the receipt of a significant federal income tax refund that did not reoccur to the same extent in the 2017 period. Mesh-related payments also decreased in second-quarter 2017 compared to the 2016 period based on timing.
The Company recently announced that it has reached agreements to resolve virtually all known U.S. mesh product liability claims. Endo agreed to make installment payments beginning in the fourth-quarter of 2017 and continuing through the fourth-quarter of 2019. The Company increased its mesh product liability accrual by $775 million which is expected to cover approximately 22,000 U.S. mesh claims, as well as all known international mesh product liability claims and other mesh-related matters.
During second-quarter 2017, the Company recorded total combined pre-tax, non-cash asset impairment charges of $725 million, which primarily consisted of intangible asset impairment charges of $477 million and goodwill impairment charges of $206 million, including the following items:

•
$501 million of non-restructuring goodwill and intangible asset impairments related to its U.S. Generic and Branded Pharmaceuticals segments, which included the market withdrawal of OPANA® ER and $115 million of goodwill and other intangible assets related to the Company’s planned Somar sale.

•
As part of its recently announced manufacturing network restructuring initiative, the Company will be ceasing operations and closing its manufacturing and distribution facilities in Huntsville, Alabama. The Company recorded an impairment charge of $90 million related to intangible assets and property, plant and equipment associated with the planned closure.

As previously announced, the Company expects to pay approximately $60 million in cash related to the manufacturing network restructuring over the next 12 to 18 months. As a result of these restructuring actions, Endo expects to redeploy as an investment into its core growth areas approximately $55 million to $65 million in annual net run rate pre-tax cost savings that it expects to realize by the fourth quarter of 2018.

CONFERENCE CALL INFORMATION
Endo will conduct a conference call with financial analysts to discuss this press release today at 8:30 a.m. ET. The dial-in number to access the call is U.S./Canada (866) 497-0462, International (678) 509-7598, and the passcode is 45397076. Please dial in 10 minutes prior to the scheduled start time.
A replay of the call will be available from August 8, 2017 at 11:30 a.m. ET until 11:59 p.m. ET on August 22, 2017 by dialing U.S./Canada (855) 859-2056, International (404) 537-3406, and entering the passcode 45397076.
A simultaneous webcast of the call can be accessed by visiting www.endo.com. In addition, a replay of the webcast will be available until 11:59 p.m. ET on August 22, 2017. The replay can be accessed by clicking on the Investor Relations section of the Endo website.

FINANCIAL SCHEDULES
The following table presents Endo's unaudited Total Revenues for the three and six months ended June 30, 2017 and 2016 (in thousands):

	Three Months Ended June 30,		Percent Growth	Six Months Ended June 30,		Percent Growth
	2017	2016		2017	2016
U.S. Generic Pharmaceuticals:
U.S. Generics Base	$218,935	$331,095	(34)%	$455,082	$678,524	(33)%
Sterile Injectables	160,597	126,245	27%	311,946	249,934	25%
New Launches and Alternative Dosages	183,780	108,018	70%	518,267	220,290	135%
Total U.S. Generic Pharmaceuticals	$563,312	$565,358	—%	$1,285,295	$1,148,748	12%
U.S. Branded Pharmaceuticals:
Specialty Products:
XIAFLEX®	$50,077	$42,419	18%	$99,602	$86,464	15%
SUPPRELIN® LA	23,649	21,211	11%	42,830	38,463	11%
Other Specialty (1)	36,745	31,973	15%	72,773	64,942	12%
Total Specialty Products	$110,471	$95,603	16%	$215,205	$189,869	13%
Established Products:
OPANA® ER	$31,582	$38,554	(18)%	$67,300	$83,224	(19)%
PERCOCET®	30,889	35,708	(13)%	61,834	69,301	(11)%
VOLTAREN® Gel	20,270	27,290	(26)%	34,544	63,037	(45)%
LIDODERM®	11,678	27,039	(57)%	24,854	46,751	(47)%
Other Established (2)	40,298	64,148	(37)%	91,610	144,973	(37)%
Total Established Products	$134,717	$192,739	(30)%	$280,142	$407,286	(31)%
Total U.S. Branded Pharmaceuticals (3)	$245,188	$288,342	(15)%	$495,347	$597,155	(17)%
Total International Pharmaceuticals	$67,231	$67,187	—%	$132,689	$138,523	(4)%
Total Revenues	$875,731	$920,887	(5)%	$1,913,331	$1,884,426	2%
__________

(1)	Products included within Other Specialty include TESTOPEL®, NASCOBAL® Nasal Spray, and AVEED®.

(2)	Products included within Other Established include, but are not limited to, TESTIM® and FORTESTA® Gel, including the authorized generic.

(3)
Individual products presented above represent the top two performing products in each product category and/or any product having revenues in excess of $25 million during any quarterly period in 2017 or 2016. LIDODERM® is separately presented as its revenues exceeded $25 million in certain quarterly periods in 2016.

The following table presents unaudited Condensed Consolidated Statement of Operations data for the three and six months ended June 30, 2017 and 2016 (in thousands, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
TOTAL REVENUES	$875,731	$920,887	$1,913,331	$1,884,426
COSTS AND EXPENSES:
Cost of revenues	539,401	632,218	1,208,363	1,320,923
Selling, general and administrative	155,555	193,070	332,795	371,425
Research and development	40,869	50,589	83,878	92,281
Litigation-related and other contingencies, net	(2,600)	5,259	(1,664)	10,459
Asset impairment charges	725,044	39,951	929,006	169,576
Acquisition-related and integration items	4,190	48,171	15,070	60,725
OPERATING LOSS FROM CONTINUING OPERATIONS	$(586,728)	$(48,371)	$(654,117)	$(140,963)
INTEREST EXPENSE, NET	121,747	111,919	233,746	228,712
LOSS ON EXTINGUISHMENT OF DEBT	51,734	—	51,734	—
OTHER (INCOME) EXPENSE, NET	(6,709)	5,175	(8,746)	3,268
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(753,500)	$(165,465)	$(930,851)	$(372,943)
INCOME TAX BENEFIT	(57,480)	(555,277)	(69,408)	(673,992)
(LOSS) INCOME FROM CONTINUING OPERATIONS	$(696,020)	$389,812	$(861,443)	$301,049
DISCONTINUED OPERATIONS, NET OF TAX	(700,498)	(46,216)	(708,903)	(91,324)
CONSOLIDATED NET (LOSS) INCOME	$(1,396,518)	$343,596	$(1,570,346)	$209,725
Less: Net income attributable to noncontrolling interests	—	18	—	16
NET (LOSS) INCOME ATTRIBUTABLE TO ENDO INTERNATIONAL PLC	$(1,396,518)	$343,578	$(1,570,346)	$209,709
NET (LOSS) INCOME PER SHARE ATTRIBUTABLE TO ENDO INTERNATIONAL PLC ORDINARY SHAREHOLDERS—BASIC:
Continuing operations	$(3.12)	$1.75	$(3.86)	$1.35
Discontinued operations	(3.14)	(0.21)	(3.18)	(0.41)
Basic	$(6.26)	$1.54	$(7.04)	$0.94
NET (LOSS) INCOME PER SHARE ATTRIBUTABLE TO ENDO INTERNATIONAL PLC ORDINARY SHAREHOLDERS—DILUTED:
Continuing operations	$(3.12)	$1.75	$(3.86)	$1.35
Discontinued operations	(3.14)	(0.21)	(3.18)	(0.41)
Diluted	$(6.26)	$1.54	$(7.04)	$0.94
WEIGHTED AVERAGE SHARES:
Basic	223,158	222,667	223,086	222,485
Diluted	223,158	222,863	223,086	223,021

The following table presents unaudited Condensed Consolidated Balance Sheet data at June 30, 2017 and December 31, 2016 (in thousands):

	June 30, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$616,534	$517,250
Restricted cash and cash equivalents	364,796	282,074
Accounts receivable	580,123	992,153
Inventories, net	489,752	555,671
Assets held for sale	166,190	116,985
Other current assets	57,620	125,326
Total current assets	$2,275,015	$2,589,459
TOTAL NON-CURRENT ASSETS	10,003,075	11,685,650
TOTAL ASSETS	$12,278,090	$14,275,109
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses, including legal settlement accruals	$2,143,167	$2,470,016
Liabilities held for sale	44,367	24,338
Other current liabilities	39,413	140,391
Total current liabilities	$2,226,947	$2,634,745
LONG-TERM DEBT, LESS CURRENT PORTION, NET	8,251,289	8,141,378
OTHER LIABILITIES	990,748	797,397
TOTAL SHAREHOLDERS' EQUITY	809,106	2,701,589
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$12,278,090	$14,275,109

The following table presents unaudited Condensed Consolidated Statement of Cash Flow data for the six months ended June 30, 2017 and 2016 (in thousands):

	Six Months Ended June 30,
	2017	2016
OPERATING ACTIVITIES:
Consolidated net (loss) income	$(1,570,346)	$209,725
Adjustments to reconcile consolidated net (loss) income to Net cash provided by operating activities:
Depreciation and amortization	499,656	476,911
Asset impairment charges	929,006	190,904
Other, including cash payments to claimants from Qualified Settlement Funds (1)	482,670	(318,929)
Net cash provided by operating activities	$340,986	$558,611
INVESTING ACTIVITIES:
Purchases of property, plant and equipment	$(59,729)	$(53,705)
Proceeds from sale of business and other assets, net	18,531	6,631
Increase in restricted cash and cash equivalents (1)	(522,772)	(327,359)
Decrease in restricted cash and cash equivalents (1)	440,190	524,438
Other	—	(13,000)
Net cash (used in) provided by investing activities	$(123,780)	$137,005
FINANCING ACTIVITIES:
(Payments on) proceeds from borrowings, net	$(2,550)	$(276,740)
Other	(97,033)	(24,861)
Net cash used in financing activities	$(99,583)	$(301,601)
Effect of foreign exchange rate	$2,786	$1,459
Movement in cash held for sale	(21,125)	—
NET INCREASE IN CASH AND CASH EQUIVALENTS	$99,284	$395,474
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	517,250	272,348
CASH AND CASH EQUIVALENTS, END OF PERIOD	$616,534	$667,822

(1)
Included within the above Condensed Consolidated Statements of Cash Flows is the impact of payments into and out of QSFs for mesh-related product liability. Cash payments into QSFs result in a cash outflow for investing activities (CFI). Cash releases from QSFs result in a cash inflow for investing activities and a corresponding outflow for operating activities (CFO). The following table reflects the mesh-related payment activities for the six months ended June 30, 2017 and 2016 by cash flow component:

	Six Months Ended June 30,
	2017		2016
	Impact on CFO (a)	Impact on CFI	Impact on CFO (a)	Impact on CFI
Cash contributions to Qualified Settlement Funds	$—	$(522,770)	$—	$(326,795)
Cash payments to claimants from Qualified Settlement Funds	(440,190)	440,190	(524,438)	524,438
Cash payments made directly to claimants	(3,794)	—	(5,438)	—
Total	$(443,984)	$(82,580)	$(529,876)	$197,643

(a)	These amounts are included in "Other, including cash payments to claimants from Qualified Settlement Funds (1)" in the Condensed Consolidated Statements of Cash Flows above.

SUPPLEMENTAL FINANCIAL INFORMATION
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. For additional information on the Company's use of such non-GAAP financial measures, refer to Endo’s Current Report on Form 8-K furnished today to the Securities and Exchange Commission, which includes an explanation of the Company's reasons for using non-GAAP measures.
The tables below provide reconciliations of certain of our non-GAAP financial measures, both historical and forward-looking, to their most directly comparable GAAP amounts. Refer to the "Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures" section below for additional details regarding the adjustments to the non-GAAP financial measures detailed throughout this Supplemental Financial Information section.
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP)
The following table provides a reconciliation of Net (loss) income attributable to Endo International plc (GAAP) to Adjusted EBITDA (non-GAAP) for the three and six months ended June 30, 2017 and 2016 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net (loss) income attributable to Endo International plc (GAAP)	$(1,396,518)	$343,578	$(1,570,346)	$209,709
Income tax benefit	(57,480)	(555,277)	(69,408)	(673,992)
Interest expense, net	121,747	111,919	233,746	228,712
Depreciation and amortization (18)	212,801	231,478	496,910	464,912
EBITDA (non-GAAP)	$(1,119,450)	$131,698	$(909,098)	$229,341

Inventory step-up and other cost savings (2)	$100	$29,103	$215	$97,579
Upfront and milestone-related payments (3)	3,082	2,688	6,177	4,105
Inventory reserve increase from restructuring (4)	7,899	6,706	7,899	33,633
Royalty obligations (5)	—	—	—	(7,750)
Separation benefits and other restructuring (6)	16,715	15,468	39,385	26,997
Certain litigation-related and other contingencies, net (7)	(2,600)	5,259	(1,664)	10,459
Asset impairment charges (8)	725,044	39,951	929,006	169,576
Acquisition-related and integration costs (9)	2,240	24,287	6,936	47,515
Fair value of contingent consideration (10)	1,950	23,884	8,134	13,210
Loss on extinguishment of debt (11)	51,734	—	51,734	—
Share-based compensation	7,512	14,203	27,005	28,520
Other (income) expense, net (19)	(6,709)	5,175	(8,746)	3,268
Other adjustments	(114)	5,783	(17)	(1,395)
Discontinued operations, net of tax (15)	700,498	46,216	708,903	91,324
Net income attributable to noncontrolling interests (16)	—	18	—	16
Adjusted EBITDA (non-GAAP)	$387,901	$350,439	$865,869	$746,398

Reconciliation of Adjusted Income from Continuing Operations (non-GAAP)
The following table provides a reconciliation of our (Loss) income from continuing operations (GAAP) to our Adjusted income from continuing operations (non-GAAP) for the three and six months ended June 30, 2017 and 2016 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
(Loss) income from continuing operations (GAAP)	$(696,020)	$389,812	$(861,443)	$301,049
Non-GAAP adjustments:
Amortization of intangible assets (1)	190,943	212,844	454,077	424,513
Inventory step-up and other cost savings (2)	100	29,103	215	97,579
Upfront and milestone-related payments (3)	3,082	2,688	6,177	4,105
Inventory reserve increase from restructuring (4)	7,899	6,706	7,899	33,633
Royalty obligations (5)	—	—	—	(7,750)
Separation benefits and other restructuring (6)	16,715	15,468	39,385	26,997
Certain litigation-related and other contingencies, net (7)	(2,600)	5,259	(1,664)	10,459
Asset impairment charges (8)	725,044	39,951	929,006	169,576
Acquisition-related and integration costs (9)	2,240	24,287	6,936	47,515
Fair value of contingent consideration (10)	1,950	23,884	8,134	13,210
Loss on extinguishment of debt (11)	51,734	—	51,734	—
Non-cash and penalty interest charges (12)	—	—	—	4,092
Other (13)	(3,233)	1,541	(4,168)	(5,490)
Tax adjustments (14)	(90,653)	(559,202)	(153,842)	(686,416)
Adjusted income from continuing operations (non-GAAP)	$207,201	$192,341	$482,446	$433,072

Reconciliation of Other Adjusted Income Statement Data (non-GAAP)
The following tables provide detailed reconciliations of various other income statement data between the GAAP and non-GAAP amounts for the three and six months ended June 30, 2017 and 2016 (in thousands, except per share data):

Three Months Ended June 30, 2017
	Total revenues	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax (benefit) expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income attributable to Endo International plc	Diluted (loss) income per share from continuing operations (17)
Reported (GAAP)	$875,731	$539,401	$336,330	38%	$923,058	105%	$(586,728)	(67)%	$166,772	$(753,500)	$(57,480)	8%	$(696,020)	$(700,498)	$(1,396,518)	$(3.12)
Items impacting comparability:
Amortization of intangible assets (1)	—	(190,943)	190,943		—		190,943		—	190,943	—		190,943	—	190,943	0.86
Inventory step-up and other cost savings (2)	—	(100)	100		—		100		—	100	—		100	—	100	—
Upfront and milestone-related payments (3)	—	(682)	682		(2,400)		3,082		—	3,082	—		3,082	—	3,082	0.01
Inventory reserve increase from restructuring (4)	—	(7,899)	7,899		—		7,899		—	7,899	—		7,899	—	7,899	0.04
Separation benefits and other restructuring (6)	—	(5,026)	5,026		(11,689)		16,715		—	16,715	—		16,715	—	16,715	0.07
Certain litigation-related and other contingencies, net (7)	—	—	—		2,600		(2,600)		—	(2,600)	—		(2,600)	—	(2,600)	(0.01)
Asset impairment charges (8)	—	—	—		(725,044)		725,044		—	725,044	—		725,044	—	725,044	3.25
Acquisition-related and integration costs (9)	—	—	—		(2,240)		2,240		—	2,240	—		2,240	—	2,240	0.01
Fair value of contingent consideration (10)	—	—	—		(1,950)		1,950		—	1,950	—		1,950	—	1,950	0.01
Loss on extinguishment of debt (11)	—	—	—		—		—		(51,734)	51,734	—		51,734	—	51,734	0.23
Other (13)	—	—	—		—		—		3,233	(3,233)	—		(3,233)	—	(3,233)	(0.01)
Tax adjustments (14)	—	—	—		—		—		—	—	90,653		(90,653)	—	(90,653)	(0.41)
Exclude discontinued operations, net of tax (15)	—	—	—		—		—		—	—	—		—	700,498	700,498	—
After considering items (non-GAAP)	$875,731	$334,751	$540,980	62%	$182,335	21%	$358,645	41%	$118,271	$240,374	$33,173	14%	$207,201	$—	$207,201	$0.93

Three Months Ended June 30, 2016
	Total revenues	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax (benefit) expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income attributable to Endo International plc (16)	Diluted (loss) income per share from continuing operations (17)
Reported (GAAP)	$920,887	$632,218	$288,669	31%	$337,040	37%	$(48,371)	(5)%	$117,094	$(165,465)	$(555,277)	336%	$389,812	$(46,216)	$343,578	$1.75
Items impacting comparability:
Amortization of intangible assets (1)	—	(212,844)	212,844		—		212,844		—	212,844	—		212,844	—	212,844	0.95
Inventory step-up and other cost savings (2)	—	(29,103)	29,103		—		29,103		—	29,103	—		29,103	—	29,103	0.13
Upfront and milestone-related payments (3)	—	(642)	642		(2,046)		2,688		—	2,688	—		2,688	—	2,688	0.01
Inventory reserve increase from restructuring (4)	—	(6,706)	6,706		—		6,706		—	6,706	—		6,706	—	6,706	0.03
Separation benefits and other restructuring (6)	—	(6,405)	6,405		(9,063)		15,468		—	15,468	—		15,468	—	15,468	0.07
Certain litigation-related and other contingencies, net (7)	—	—	—		(5,259)		5,259		—	5,259	—		5,259	—	5,259	0.02
Asset impairment charges (8)	—	—	—		(39,951)		39,951		—	39,951	—		39,951	—	39,951	0.18
Acquisition-related and integration costs (9)	—	—	—		(24,287)		24,287		—	24,287	—		24,287	—	24,287	0.11
Fair value of contingent consideration (10)	—	—	—		(23,884)		23,884		—	23,884	—		23,884	—	23,884	0.11
Other (13)	—	—	—		—		—		(1,541)	1,541	—		1,541	—	1,541	0.01
Tax adjustments (14)	—	—	—		—		—		—	—	559,202		(559,202)	—	(559,202)	(2.51)
Exclude discontinued operations, net of tax (15)	—	—	—		—		—		—	—	—		—	46,216	46,216	—
After considering items (non-GAAP)	$920,887	$376,518	$544,369	59%	$232,550	25%	$311,819	34%	$115,553	$196,266	$3,925	2%	$192,341	$—	$192,323	$0.86

Six Months Ended June 30, 2017
	Total revenues	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax (benefit) expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income attributable to Endo International plc	Diluted (loss) income per share from continuing operations (17)
Reported (GAAP)	$1,913,331	$1,208,363	$704,968	37%	$1,359,085	71%	$(654,117)	(34)%	$276,734	$(930,851)	$(69,408)	7%	$(861,443)	$(708,903)	$(1,570,346)	$(3.86)
Items impacting comparability:
Amortization of intangible assets (1)	—	(454,077)	454,077		—		454,077		—	454,077	—		454,077	—	454,077	2.03
Inventory step-up and other cost savings (2)	—	(215)	215		—		215		—	215	—		215	—	215	—
Upfront and milestone-related payments (3)	—	(1,351)	1,351		(4,826)		6,177		—	6,177	—		6,177	—	6,177	0.03
Inventory reserve increase from restructuring (4)	—	(7,899)	7,899		—		7,899		—	7,899	—		7,899	—	7,899	0.04
Separation benefits and other restructuring (6)	—	(6,687)	6,687		(32,698)		39,385		—	39,385	—		39,385	—	39,385	0.18
Certain litigation-related and other contingencies, net (7)	—	—	—		1,664		(1,664)		—	(1,664)	—		(1,664)	—	(1,664)	(0.01)
Asset impairment charges (8)	—	—	—		(929,006)		929,006		—	929,006	—		929,006	—	929,006	4.16
Acquisition-related and integration costs (9)	—	—	—		(6,936)		6,936		—	6,936	—		6,936	—	6,936	0.03
Fair value of contingent consideration (10)	—	—	—		(8,134)		8,134		—	8,134	—		8,134	—	8,134	0.04
Loss on extinguishment of debt (11)	—	—	—		—		—		(51,734)	51,734	—		51,734	—	51,734	0.23
Other (13)	—	—	—		—		—		4,168	(4,168)	—		(4,168)	—	(4,168)	(0.02)
Tax adjustments (14)	—	—	—		—		—		—	—	153,842		(153,842)	—	(153,842)	(0.69)
Exclude discontinued operations, net of tax (15)	—	—	—		—		—		—	—	—		—	708,903	708,903	—
After considering items (non-GAAP)	$1,913,331	$738,134	$1,175,197	61%	$379,149	20%	$796,048	42%	$229,168	$566,880	$84,434	15%	$482,446	$—	$482,446	$2.16

Six Months Ended June 30, 2016
	Total revenues	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax (benefit) expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income attributable to Endo International plc (16)	Diluted (loss) income per share from continuing operations (17)
Reported (GAAP)	$1,884,426	$1,320,923	$563,503	30%	$704,466	37%	$(140,963)	(7)%	$231,980	$(372,943)	$(673,992)	181%	$301,049	$(91,324)	$209,709	$1.35
Items impacting comparability:
Amortization of intangible assets (1)	—	(424,513)	424,513		—		424,513		—	424,513	—		424,513	—	424,513	1.90
Inventory step-up and other cost savings (2)	—	(96,229)	96,229		(1,350)		97,579		—	97,579	—		97,579	—	97,579	0.44
Upfront and milestone-related payments (3)	—	(1,309)	1,309		(2,796)		4,105		—	4,105	—		4,105	—	4,105	0.02
Inventory reserve increase from restructuring (4)	—	(33,633)	33,633		—		33,633		—	33,633	—		33,633	—	33,633	0.15
Royalty obligations (5)	—	7,750	(7,750)		—		(7,750)		—	(7,750)	—		(7,750)	—	(7,750)	(0.03)
Separation benefits and other restructuring (6)	—	(6,405)	6,405		(20,592)		26,997		—	26,997	—		26,997	—	26,997	0.11
Certain litigation-related and other contingencies, net (7)	—	—	—		(10,459)		10,459		—	10,459	—		10,459	—	10,459	0.05
Asset impairment charges (8)	—	—	—		(169,576)		169,576		—	169,576	—		169,576	—	169,576	0.76
Acquisition-related and integration costs (9)	—	—	—		(47,515)		47,515		—	47,515	—		47,515	—	47,515	0.21
Fair value of contingent consideration (10)	—	—	—		(13,210)		13,210		—	13,210	—		13,210	—	13,210	0.06
Non-cash and penalty interest charges (12)	—	—	—		—		—		(4,092)	4,092	—		4,092	—	4,092	0.02
Other (13)	—	—	—		8,350		(8,350)		(2,860)	(5,490)	—		(5,490)	—	(5,490)	(0.02)
Tax adjustments (14)	—	—	—		—		—		—	—	686,416		(686,416)	—	(686,416)	(3.08)
Exclude discontinued operations, net of tax (15)	—	—	—		—		—		—	—	—		—	91,324	91,324	—
After considering items (non-GAAP)	$1,884,426	$766,584	$1,117,842	59%	$447,318	24%	$670,524	36%	$225,028	$445,496	$12,424	3%	$433,072	$—	$433,056	$1.94

Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures
Notes to certain line items included in the reconciliations of the GAAP financial measures to the Non-GAAP financial measures for the three and six months ended June 30, 2017 and 2016 are as follows:

(1)	Adjustments for amortization of commercial intangible assets included the following (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Amortization of intangible assets excluding fair value step-up from contingent consideration	$180,886	$204,593	$433,775	$407,973
Amortization of intangible assets related to fair value step-up from contingent consideration	10,057	8,251	20,302	16,540
Total	$190,943	$212,844	$454,077	$424,513

(2)	Adjustments for inventory step-up and other cost savings included the following (in thousands):

	Three Months Ended June 30,
	2017		2016
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Fair value step-up of inventory sold	$100	$—	$26,600	$—
Excess manufacturing costs that will be eliminated pursuant to integration plans	—	—	2,503	—
Total	$100	$—	$29,103	$—

	Six Months Ended June 30,
	2017		2016
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Fair value step-up of inventory sold	$215	$—	$87,970	$957
Excess manufacturing costs that will be eliminated pursuant to integration plans	—	—	8,259	393
Total	$215	$—	$96,229	$1,350

(3)	Adjustments for upfront and milestone-related payments to partners included the following (in thousands):

	Three Months Ended June 30,
	2017		2016
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Sales-based milestones	$682	$—	$642	$—
Development-based milestones	—	2,400	—	2,046
Total	$682	$2,400	$642	$2,046

	Six Months Ended June 30,
	2017		2016
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Sales-based milestones	$1,351	$—	$1,309	$—
Development-based milestones	—	4,826	—	2,796
Total	$1,351	$4,826	$1,309	$2,796

(4)
To exclude charges reflecting adjustments to excess inventory reserves related to the 2017 U.S. Generics Pharmaceuticals restructuring initiative and 2016 U.S. Generic Pharmaceuticals restructuring initiative.

(5)	To adjust for the reversal of the remaining VOLTAREN® Gel minimum royalty obligations as a result of a generic entrant during the first quarter of 2016.

(6)	Adjustments for separation benefits and other restructuring included the following (in thousands):

	Three Months Ended June 30,
	2017		2016
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Separation benefits	$609	$128	$6,405	$2,014
Accelerated depreciation and product discontinuation	—	—	—	3,402
Other	4,417	11,561	—	3,647
Total	$5,026	$11,689	$6,405	$9,063

	Six Months Ended June 30,
	2017		2016
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Separation benefits	$2,270	$19,255	$6,405	$8,773
Accelerated depreciation and product discontinuation charges	—	398	—	7,771
Other	4,417	13,045	—	4,048
Total	$6,687	$32,698	$6,405	$20,592

(7)	To exclude litigation settlement charges or reimbursements.

(8)	To exclude pre-tax, non-cash goodwill, intangible asset and property, plant and equipment impairment charges.
During the second quarter of 2017, we recorded total pre-tax, non-cash impairment charges of $725 million. We announced the 2017 U.S. Generic Pharmaceuticals restructuring initiative in July 2017, which includes the discontinuation of certain commercial products. As a result, we assessed the recoverability of the impacted products, resulting in pre-tax, non-cash intangible asset impairment charges of approximately $58 million. We also recorded property, plant and equipment impairments related to this restructuring totaling $32 million. As a result of the decision to withdrawal OPANA® ER, we determined that the carrying amount of this intangible asset was no longer recoverable, resulting in a pre-tax, non-cash impairment charge of $21 million, representing the remaining carrying amount. As a result of the withdrawal of OPANA® ER from the market and the continued erosion of its U.S. Branded Pharmaceuticals segment’s Established Products portfolio, we initiated an interim goodwill impairment analysis of our Branded reporting unit. We recorded a pre-tax, non-cash asset impairment charge of $180 million for the amount by which the carrying amount exceeded the reporting unit’s fair value. We entered into a definitive agreement to sell Somar on June 30, 2017, which resulted in Somar’s assets and liabilities being classified as held for sale. The initiation of held-for-sale accounting, together with the agreed upon sale price, triggered an impairment review. Accordingly, we performed an impairment analysis using a market approach and determined that impairment charges were required. We recorded pre-tax non-cash impairment charges of $26 million, $90 million and $10 million related to Somar’s goodwill, other intangible assets and property, plant and equipment, respectively. The remaining charges during the second quarter were largely the result of market conditions impacting the recoverability certain indefinite and finite-lived intangible assets in our U.S. Generic Pharmaceuticals, U.S. Branded Pharmaceuticals and International Pharmaceuticals segments.
During the first quarter of 2017, we recorded total impairment charges of $204 million. Pursuant to an existing agreement with Novartis AG, Endo's subsidiary, Paladin Labs Inc., licensed the Canadian rights to commercialize serelaxin, an investigational drug for the treatment of acute heart failure (AHF). On March 22, 2017, Novartis announced that a Phase III study of serelaxin in patients with AHF failed to meet its primary endpoints. As a result, Endo has concluded that its serelaxin in-process research and development intangible asset is fully impaired resulting in a $45 million non-cash impairment charge. As a result of the serelaxin intangible impairment, Endo assessed the recoverability of its Paladin goodwill balance and determined that the estimated fair value of the Paladin reporting unit was below its book value, resulting in a non-cash goodwill impairment charge of $83 million. The remaining charges were largely the result of certain market conditions impacting the recoverability of developed technology intangible assets in Endo's U.S. Generic Pharmaceuticals segment.
During the three and six months ended June 30, 2016, we recorded pre-tax, non-cash impairment charges of $40 million and $170 million, respectively, The charge for the three months ended June 30, 2016 resulted from certain market conditions impacting the commercial potential of certain intangible assets in our U.S. Generic Pharmaceuticals segment. The charges for the six months ended June 30, 2016, were primarily driven by our 2016 U.S. Generic Pharmaceuticals restructuring initiative, which resulted in the discontinuation of certain commercial products and the abandonment of certain IPR&D projects.

(9)	Adjustments for acquisition and integration items primarily relate to various acquisitions, including Par Pharmaceuticals. Amounts included the following (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Integration costs (primarily third-party consulting fees)	$2,233	$18,731	$4,476	$31,186
Transition services	—	3,621	—	8,470
Other	7	1,935	2,460	7,859
Total	$2,240	$24,287	$6,936	$47,515

(10)	To exclude the impact of changes in the fair value of contingent consideration resulting from changes in market conditions impacting the commercial potential of the underlying products.

(11)	To exclude the loss on the extinguishment of debt associated with our April 2017 refinancing.

(12)	To exclude penalty interest charges.

(13)	Adjustments to other included the following (in thousands):

	Three Months Ended June 30,
	2017		2016
	Operating expenses	Other non-operating expenses	Operating expenses	Other non-operating expenses
Foreign currency impact related to the re-measurement of intercompany debt instruments	$—	$(3,233)	$—	$417
Other miscellaneous	—	—	—	1,124
Total	$—	$(3,233)	$—	$1,541

	Six Months Ended June 30,
	2017		2016
	Operating expenses	Other non-operating expenses	Operating expenses	Other non-operating expenses
Foreign currency impact related to the re-measurement of intercompany debt instruments	$—	$(5,927)	$—	$1,672
Other miscellaneous expense (income)	—	1,759	(8,350)	1,188
Total	$—	$(4,168)	$(8,350)	$2,860

(14)
Adjusted income taxes are calculated by tax effecting adjusted pre-tax income and permanent book-tax differences at the applicable effective tax rate that will be determined by reference to statutory tax rates in the relevant jurisdictions in which the Company operates. Adjusted income taxes include current and deferred income tax expense commensurate with the non-GAAP measure of profitability.

As previously disclosed, during the second quarter of 2016, Endo recorded a discrete GAAP tax benefit of $636 million arising from outside basis differences. This benefit was excluded from our adjusted effective tax rate in accordance with our policy.

(15)	To exclude the results of the businesses reported as discontinued operations, net of tax in the Condensed Consolidated Statement of Operations.

(16)	Net income attributable to noncontrolling interests is excluded from Adjusted EBITDA (non-GAAP) and Net (loss) income attributable to Endo International plc.

(17)	Calculated as income (loss) from continuing operations divided by the applicable weighted average share number. The applicable weighted average share numbers are as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
GAAP EPS	223,158	222,863	223,086	223,021
Non-GAAP EPS	223,785	222,863	223,560	223,021

(18)
Depreciation and amortization per the Adjusted EBITDA reconciliations do not include certain depreciation amounts reflected in other lines of the reconciliations, including Acquisition-related and integration costs and Separation benefits and other restructuring.

(19)	To exclude Other (income) expense, net per the Condensed Consolidated Statement of Operations.

Reconciliation of Adjusted Diluted Earnings Per Share Guidance (non-GAAP)
The following table provides a reconciliation of our Projected GAAP diluted loss per share from continuing operations to our Adjusted diluted earnings per share from continuing operations for 2017:

	Year Ending
	December 31, 2017
Projected GAAP diluted loss per share from continuing operations	$(4.76)	to	$(4.46)
Amortization of commercial intangible assets		3.42
Acquisition related, integration and restructuring charges and certain excess costs that will be eliminated pursuant to integration plans		1.28
Asset impairment charges		4.15
Loss on extinguished debts		0.23
Other		(0.03)
Tax effect of pre-tax adjustments at applicable tax rates		(0.94)
Adjusted diluted earnings per share from continuing operations	$3.35	to	$3.65
The Company's guidance is being issued based on certain assumptions including:

•	Certain of the above amounts are based on estimates and there can be no assurance that Endo will achieve these results.

•	Includes all completed and pending business development transactions as of August 8, 2017.

Reconciliation of Net Debt Leverage Ratio (non-GAAP)
The following table provides a reconciliation of our Net (loss) income attributable to Endo International plc (GAAP) to our Adjusted EBITDA (non-GAAP) for the twelve months ended June 30, 2017 (in thousands) and the calculation of our Net Debt Leverage Ratio (non-GAAP):

Twelve Months Ended June 30, 2017
Net (loss) income attributable to Endo International plc (GAAP)	$(5,127,121)
Income tax benefit	(95,500)
Interest expense, net	457,713
Depreciation and amortization (18)	987,800
EBITDA (non-GAAP)	$(3,777,108)

Inventory step-up and other cost savings	$28,335
Upfront and milestone-related payments	10,402
Inventory reserve decrease from restructuring	(1,279)
Separation benefits and other restructuring	95,424
Certain litigation-related and other contingencies, net	11,827
Asset impairment charges	4,540,595
Acquisition-related and integration costs	23,199
Fair value of contingent consideration	18,747
Loss on extinguishment of debt	51,734
Share-based compensation	57,141
Other income, net	(12,352)
Other adjustments	1,378
Discontinued operations, net of tax	740,857
Adjusted EBITDA (non-GAAP)	$1,788,900

Calculation of Net Debt:
Debt	$8,285,439
Cash (excluding Restricted Cash)	616,534
Net Debt (non-GAAP)	$7,668,905

Calculation of Net Debt Leverage:
Net Debt Leverage Ratio (non-GAAP)	4.3

Non-GAAP Financial Measures
The Company utilizes certain financial measures that are not prescribed by or prepared in accordance with accounting principles generally accepted in the U.S. (GAAP). These Non-GAAP financial measures are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted earnings per share amounts. Despite the importance of these measures to management in goal setting and performance measurement, we stress that these are Non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, Non-GAAP adjusted EBITDA and Non-GAAP adjusted net income from continuing operations and its components (unlike U.S. GAAP net income from continuing operations and its components) may not be comparable to the calculation of similar measures of other companies. These Non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance.
Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures. However, the Company does not provide reconciliations of projected non-GAAP financial measures to GAAP financial measures, nor does it provide comparable projected GAAP financial measures for such projected non-GAAP financial measures, except for projected adjusted diluted EPS from continuing operations. The Company is unable to provide such reconciliations without unreasonable efforts due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for asset impairments, contingent consideration adjustments, legal settlements, loss on extinguishment of debt, adjustments to inventory and other charges reflected in the reconciliation of historic numbers, the amount of which could be significant.
See Endo's Current Report on Form 8-K furnished today to the Securities and Exchange Commission for an explanation of Endo's non-GAAP financial measures.
About Endo International plc
Endo International plc (NASDAQ: ENDP) is a highly focused generics and specialty branded pharmaceutical company delivering high-quality medicines to patients in need through excellence in development, manufacturing and commercialization. Endo has global headquarters in Dublin, Ireland, and U.S. headquarters in Malvern, PA. Learn more at www.endo.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements, including but not limited to the statements by Mr. Campanelli, as well as other statements regarding product development, market potential, corporate strategy, optimization efforts and restructurings, expected growth and regulatory approvals, together with Endo’s earnings per share from continuing operations amounts, product net sales, revenue forecasts and any other statements that refer to Endo’s expected, estimated or anticipated future results. Because forecasts are inherently estimates that cannot be made with precision, Endo’s performance at times differs materially from its estimates and targets, and Endo often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Endo will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Endo.
All forward-looking statements in this press release reflect Endo’s current analysis of existing trends and information and represent Endo’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Endo’s businesses, including, among other things, the following: changing competitive, market and regulatory conditions; Endo’s ability to obtain and maintain adequate protection for its intellectual property rights; the timing and uncertainty of the results of both the research and development and regulatory processes, including regulatory decisions, product recalls, withdrawals and other unusual items; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigation, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Endo’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including higher unemployment, political instability, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, fluctuations or devaluations in the value of sovereign government debt, as well as the general impact of continued economic volatility, can materially affect Endo’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements.

Endo expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.
Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Endo, as well as Endo’s public periodic filings with the U.S. Securities and Exchange Commission and with securities regulators in Canada, including the discussion under the heading "Risk Factors" in Endo’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Copies of Endo’s press releases and additional information about Endo are available at www.endo.com or you can contact the Endo Investor Relations Department by calling 484-216-0000.
SOURCE Endo International plc
Investors/Media: Stephen Mock, (845) 364-4833; Media: Heather Zoumas-Lubeski, (484) 216-6829; Investors: Nina Goworek, (484) 216-6657
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